Exhibit 10.3

GOSSAMER BIO, INC.

2017 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT NOTICE AND

RESTRICTED STOCK AGREEMENT

Gossamer Bio, Inc. (the “Company”), pursuant to its 2017 Equity Incentive Plan (the “Plan”), hereby grants to Participant the number of shares of the Company’s Common Stock (referred to herein as “Shares”) set forth below. This Restricted Stock award (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Grant Notice (“Grant Notice”) and the Agreement.

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Vesting Commencement Date:	[Insert Vesting Commencement Date]

Total Number of Shares of Restricted Stock:	[Insert Number of Shares]

Vesting Schedule:

The Shares shall vest and be released from the “Forfeiture Restriction” (as defined in Section 2(a) of the Agreement) as follows:

25% of the Shares shall vest and be released from the Forfeiture Restriction on the first anniversary of the Vesting Commencement Date, and 1/48th of the Shares shall vest and be released from the Forfeiture Restriction on the last day of each one-month period of Participant’s service as a Service Provider thereafter, so that all of the Shares shall be vested and released from the Forfeiture Restriction on the 4th anniversary of the Vesting Commencement Date.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Agreement. Participant shall also execute and deliver to the Company the stock assignment duly endorsed in blank, attached to this Grant Notice as Exhibit B (the “Stock Assignment”). If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit C.

GOSSAMER BIO, INC.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:	State of Residence:

EXHIBIT A

TO RESTRICTED STOCK GRANT NOTICE

RESTRICTED STOCK AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of Shares indicated in the Grant Notice.

1.    Grant of Restricted Stock.

(a)    Grant of Restricted Stock. In consideration of Participant’s past and/or continued employment with or service to the Company or a parent or subsidiary of the Company and for other good and valuable consideration, which the Administrator has determined exceeds the par value per Share, effective as of the Grant Date set forth in the Grant Notice, the Company irrevocably grants to Participant the Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.

(b)    Issuance of Shares. On the Grant Date, the Company shall issue the Shares to Participant and shall (i) cause a share certificate or certificates representing the Shares to be registered in the name of Participant, or (ii) cause such Shares to be held in book entry form. If a share certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 4(a) below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.

(c)    Rights as a Stockholder. Except as otherwise provided herein, upon issuance of the Shares by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), Participant shall have all the rights of a stockholder with respect to said Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Shares, subject to the restrictions described in the following sentence, which restrictions shall lapse when the Unreleased Shares are released from the Forfeiture Restriction as set forth in Section 2. Unless otherwise provided by the Administrator, if any dividends or distributions are paid in cash or shares, or consist of a dividend or distribution to holders of Common Stock of property, the cash, shares or other property paid or made with respect to Unreleased Shares will be retained in custody by the Company (without interest) (the “Retained Distributions”) and subject to the same forfeiture and transferability restrictions as the Unreleased Shares with respect to which they were paid or made and shall automatically be forfeited to the Company for no consideration in the event of the forfeiture of the Unreleased Shares with respect to which they were paid pursuant to the Forfeiture Restriction. Any Retained Distributions held by the Company that were paid on those Unreleased Shares as to which the Forfeiture Restriction and transfer restrictions lapse or are removed shall also be released to Participant at the time of such lapse or removal. In no event shall a Retained Distribution be paid with respect to Unreleased Shares later than the end of the calendar year in which the corresponding dividends or distributions are paid to holders of Common Stock or, if later, the 15th day of the third month following the later of (a) the date the dividends or distributions are paid to holders of Common Stock and (b) the date the Unreleased Shares with respect to which the Retained Distributions are paid vest. Participant shall enjoy rights as a stockholder until such time as Participant disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal under the Plan. Upon such exercise, Participant shall have no further rights as a holder of the Shares except the right to receive payment for the Shares so purchased in accordance with the provisions of the Plan and this Agreement, and Participant shall forthwith cause the certificate(s), if any issued, evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

2.    Restrictions on Shares.

(a)    Forfeiture Restriction. Subject to the provisions of Section 2(b) below, in the event of Participant’s Termination of Service for any reason, all of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction (together with and any Retained Distributions paid thereon pursuant to Section 1(c) and held by the Company, the “Unreleased Shares”) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares, and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant. The Unreleased Shares shall be held by the Company in accordance with Section 3 until the Shares are forfeited as provided in this Section 2(a), until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Administrator, to transfer the Unreleased Shares which have been forfeited pursuant to this Section 2(a) from Participant to the Company.

(b)    Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction in accordance with the vesting schedule set forth in the Grant Notice. As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in book entry form, then the Company shall remove the notations on the book form. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

(c)    Transferability. Except as otherwise permitted by the Administrator, the Unreleased Shares shall not be sold, assigned, transferred, pledged or otherwise encumbered by Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution.

3.    Escrow. To insure the availability for delivery of the Unreleased Shares in the event of the application of the Forfeiture Restriction, Participant appoints the Secretary of the Company, or such other person designated by the Administrator from time to time as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unreleased Shares, if any, forfeited pursuant to the Forfeiture Restriction, together with any Retained Distributions paid thereon pursuant to Section 1(c) and held by the Company, and shall deliver and deposit with the Secretary of the Company, or such other person designated by the Administrator from time to time, the share certificate(s) representing the Shares, together with the Stock Assignment. The Unreleased Shares and Stock Assignment (and any Retained Distributions) shall be held by the Secretary, or such other person designated by the Administrator from time to time, in escrow, until the Shares are forfeited as provided in Section 2(a), until such Shares are fully released from the Forfeiture Restriction or until such time as this Agreement no longer is in effect. Upon release of the Unreleased Shares from the Forfeiture Restriction, the escrow agent shall as soon as reasonably practicable deliver to Participant the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Participant, and the escrow agent shall be discharged of all further obligations hereunder. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares (or any Retained Distributions) in escrow and while acting in good faith and in the exercise of its judgment.

4.    Restrictive Legends and Stop-Transfer Orders.

(a)    Legends. Participant understands and agrees that the Company shall cause any certificates issued evidencing the Shares to have the legends set forth below or legends substantially equivalent thereto, together with any other legends that may be required by Applicable Laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO FORFEITURE PURSUANT TO, AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH, THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. SUCH FORFEITURE AND/OR TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)    Stop Transfer Orders. Participant agrees that, in order to ensure compliance with the restrictions referred to in the Plan and this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    Impermissible Transfers Void. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Any transfer or attempted transfer of the Shares not in accordance with the terms of this Agreement shall be void.

5.    Taxes.

(a)    Tax Consequences of Award. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s receipt of, vesting in or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the receipt of the Shares and that Participant is not relying on the Company for any tax advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)    Section 83(b) Election for Unreleased Shares. Participant acknowledges that, unless an election is filed by Participant with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty days of the receipt of the Unreleased Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on their Fair Market Value on the date of issuance, there will be a recognition of taxable income to the Participant equal to the Fair Market Value of the Unreleased Shares at the time the Forfeiture Restriction lapses. Participant represents that Participant has consulted any tax consultant(s) Participant deems advisable in connection with the purchase of the Shares or the filing of the election under Section 83(b) of the Code and similar tax provisions.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(B) OF THE CODE, AND THE COMPANY AND ITS REPRESENTATIVES SHALL HAVE NO OBLIGATION OR AUTHORITY TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

(b)    Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including Participant’s employment tax obligation) required by Applicable Law to be withheld with respect to any taxable event concerning Participant arising as a result of the grant or vesting of the Shares or otherwise under this Agreement, including, without limitation, the authority to deduct such amounts from other compensation payable to Participant by the Company.

6.    Participant Representations. Participant hereby makes the following certifications and representations with respect to the Shares listed above:

(a)    Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Participant is acquiring these Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)    Participant acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Shares. Participant understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under Applicable Laws.

(c)    Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, ninety days thereafter (or such longer period as any market stand-off agreement may require) the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144.

(d)    In the event that the Company does not qualify under Rule 701 at the time of issuance of the Shares, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144.

(e)    Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

7.    Miscellaneous.

(a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with Participant free from any liability or claim under the Plan or this Agreement.

(b)    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal executive offices, and any notice to be given to Participant shall be addressed to Participant at the most-recent physical or email address for Participant listed in the Company’s personnel records. By a notice given pursuant to this Section 7(b), either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

(c)    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

(d)    Severability. In the event any portion of the Plan or this Agreement or any action taken pursuant hereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and this Agreement, and the Plan and this Agreement shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

(e)    Entire Agreement; Governing Documents. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. In the event of any contradiction between the Plan and this Agreement or any other written agreement between a Participant and the Company that has been approved by the Administrator, the terms of the Plan shall govern. Participant hereby agrees to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of this Agreement and the Plan, including, without limitation, restrictions on the transferability of shares of Common Stock, the right of the Company to repurchase shares of Common Stock, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements in accordance with Section 10(o) of the Plan.

(f)    Governing Law. The provisions of the Plan and all Awards made thereunder, including the Shares, shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

(g)    Titles and Headings. The titles and headings of the Sections in this Agreement are for convenience of reference only and, in the event of any conflict, the text of this Agreement, rather than such titles or headings, shall control.

EXHIBIT B

TO RESTRICTED STOCK GRANT NOTICE

STOCK ASSIGNMENT

[See instructions below]

FOR VALUE RECEIVED I,                                 , hereby sell, assign and transfer unto                                  the shares of the Common Stock of Gossamer Bio, Inc. registered in my name on the books of said corporation represented by Certificate No.                  and do hereby irrevocably constitute and appoint                                  to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Grant Notice and Restricted Stock Agreement between Gossamer Bio, Inc. and the undersigned dated                                                                              .

Dated:                                 ,

Signature:
[Name]

INSTRUCTIONS:  Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction, as set forth in the Restricted Stock Grant Notice and Restricted Stock Agreement, without requiring additional signatures on the part of Participant.

B-1

EXHIBIT C

TO RESTRICTED STOCK GRANT NOTICE

CONSENT OF SPOUSE

I,                                 , spouse of                                 , have read and approve the foregoing Restricted Stock Grant Notice and Restricted Stock Agreement dated                                 ,                 , between my spouse and Gossamer Bio, Inc. In consideration of issuing to my spouse the shares of the Common Stock of Gossamer Bio, Inc. set forth in the Restricted Stock Grant Notice and Restricted Stock Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Restricted Stock Grant Notice and Restricted Stock Agreement and agree to be bound by the provisions of the Restricted Stock Grant Notice and Restricted Stock Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Restricted Stock Grant Notice and Restricted Stock Agreement.

Dated:                                 ,                                                                       Signature of Spouse:

C-1

FORM OF 83(B) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock of Gossamer Bio, Inc. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. If you make the Section 83(b) election, the election is irrevocable.

Complete the Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. Your spouse, if any, should sign the Section 83(b) election form as well.

Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

One (1) copy must be sent to Gossamer Bio, Inc. for its records.

Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ATTACHMENT 1

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock of Gossamer Bio, Inc., a Delaware corporation (the “Company”).

The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

SSN:

Description of the property with respect to which the election is being made:

                                  (                ) shares of Common Stock of the Company.

The date on which the property was transferred was                                 . The taxable year to which this election relates is calendar year                 .

Nature of restrictions to which the property is subject:

The Shares are subject to forfeiture upon the occurrence of certain events. This forfeiture restriction lapses based upon the continued performance of services by the taxpayer over time.

The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(i)) of the Shares was $                 per Share.

The amount paid by the taxpayer for the Shares was $0.00 per share.

A copy of this statement has been furnished to the Company.

Dated:                                 ,                                                                      Taxpayer Signature